Exhibit 10.24
Tennessee Valley Authority
Coal Supply & Origination
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO:	Armstrong Coal Company, Inc.	Supplement No.	17
	7701 Forsyth Boulevard — 10th Floor	Date	June 19, 2012
	St, Louis, Missouri 63105	Group-Contract No.	612-40668
		Plant	Various
Attention: Mr. Martin Wilson
TVA and Armstrong Coal Company, Inc. (“Armstrong”) are currently engaged in reopener negotiations with respect to TVA Contract No. 612-40668 (the “Contract”). Under Section 1.0 of the Contract, as amended by Section 1.0 (B) of Supplement No. 7, since the reopener provision has been exercised, the Contract will terminate on December 31, 2012, “unless TVA and Contractor have mutually agreed in writing no later than July 1, 2012, to continue this Contract.” The effective date of this Supplement is June 19, 2012.
The parties hereby agree to extend, from July 1, 2012, until August 1, 2012, the negotiation period within which the parties may reach mutual written agreement with respect to the current reopener.
To effect their agreement regarding the one-month extension of the current reopener negotiation period until August 1, 2012, the Contract is hereby modified as follows:
The following “Current Sentence” of Section 1.0 (B) is hereby deleted in its entirety and replaced with the following new “Replacement Sentence.”

Current Sentence:	If this negotiation provision has been exercised, this Contract will terminate on December 31, 2012, unless TVA and Contractor have mutually agreed in writing no later than July 1, 2012, to continue this Contract.

Replacement Sentence:	If this negotiation provision has been exercised, this Contract will terminate on December 31, 2012, unless TVA and Contractor have mutually agreed in writing no later than August 1, 2012, to continue this Contract.
The provisions of this Supplement No. 17 will apply to and only to the current reopener negotiations. It is the intention of the parties that Section 1.0 of the Contract, as amended by Section 1.0 (B) of Supplement No. 17, shall otherwise remain in full force in effect and that the “Current Sentence” quoted above, shall continue to apply without any modification to any reopener period or negotiations other than the current reopener period and negotiations.

TVA RESTRICTED INFORMATION

Please complete the acceptance on both copies and return one copy to this office. You should retain the other original copy for your files.
In the event Contractor fails to execute this Supplement in the acceptance space provided below or fails to return such executed Supplement to TVA, shipment of coal to TVA following the date of Contractor’s receipt of this Supplement shall constitute an acceptance by Contractor of all the terms and conditions of this Supplement, unless within five (5) business days of the date of receipt of this Supplement, Contractor notifies TVA, both orally and in writing that this Supplement is not accepted.
Except as otherwise provided in the immediately preceding sentence, the acceptance date of this Supplement shall be the date on which both parties have signed a copy thereof.

Accepted	Armstrong Coal Co	TENNESSEE VALLEY AUTHORITY
Company

By	/s/ Martin D. Wilson	/s/ Connie S. Gazaway
	Signature	Connie S. Gazaway
Asset Management Specialist

President		June 21, 2012
Title		Date

6/25/12		/s/ R. W. Poponyak
Date		R. W. Poponyak
Manager of Coal Acquisition

June 21, 2012
Date

TVA RESTRICTED INFORMATION